EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: April 9, 2021	RETAIL E-COMMERCE VENTURES, LLC

	By:	/s/ Alex Mehr
	Name:	Alex Mehr
	Title:	Chief Executive Officer

MODELL’S SPORTING GOODS ONLINE, INC.

	By:	/s/ Alex Mehr
	Name:	Alex Mehr
	Title:	Chief Executive Officer

REV ALPHA HOLDINGS, LLC

	By:	/s/ Alex Mehr
	Name:	Alex Mehr
	Title:	Chief Executive Officer

TAI LOPEZ

/s/ Tai Lopez

ALEX MEHR

/s/ Alex Mehr